Exhibit 1.1

VIGGLE, INC.

2,048,780 Shares of Common Stock

UNDERWRITING AGREEMENT
June 29, 2015

Ladenburg Thalmann & Co. Inc.
as representative of the several underwriters
listed on Schedule I hereto.
4400 Biscayne Boulevard, 14th Floor
Miami, Florida 33137

Ladies and Gentlemen:
Viggle, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Ladenburg Thalmann & Co. Inc. (“Representative” or “Ladenburg”) and the other underwriters listed on Schedule I hereto (collectively, with the Representative, the “Underwriters”) an aggregate of 2,048,780 authorized but unissued shares (the “Firm Shares”) of Common Stock, par value $0.01 per share (“Common Stock”), of the Company. The Firm Shares are also referred to herein as the “Securities”.
The Company and the Representative, on behalf of itself and the other Underwriters, hereby confirm their agreement as follows:
1.Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-201952) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, and such amendments to such registration statement (including any post effective amendments) as may have been required by applicable law to the date of this Agreement and a preliminary prospectus supplement or “red herring” pursuant to Rule 424(b) under the Securities Act. Such registration statement, as amended (including any post effective amendments) has been declared effective by the Commission. Such registration statement, including amendments thereto (including any post effective amendments thereto) at the time of effectiveness thereof (the “Effective Time”), the exhibits and any schedules thereto at the Effective Time or thereafter during the period of effectiveness and the documents and information otherwise deemed to be incorporated by reference as part of the prospectus contained therein by the Securities Act or otherwise pursuant to the Rules and Regulations at the Effective Time or thereafter during the period of effectiveness, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

The form of prospectus included in the Registration Statement in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities is hereinafter called the “Base Prospectus;” any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to

Exhibit 1.1

Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus;” and a final prospectus supplement filed with the Commission pursuant to Rule 424 under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act, is hereinafter called the “Final Prospectus.” Such Final Prospectus and any Preliminary Prospectus (including the Base Prospectus as so supplemented) is hereinafter called a “Prospectus.”
For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Interactive Data Electronic Applications system. All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.
2.Representations and Warranties of the Company Regarding the Offering.

(a)The Company represents and warrants to, and agrees with, each of the Underwriters, as of the date hereof and as of the Closing Date (as defined in Section 4(c) below), except as otherwise indicated, as follows:
(i)The Registration Statement has become effective under the Securities Act; and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.
(ii)The Base Prospectus and any Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed as to form in all material respects with the Securities Act and the rules and regulations thereunder (including, without limitation, Rule 430B(a) or 430A(b)). The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations.
(iii)(A) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Disclosure Package or the Prospectus complied or will comply when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (B) the Registration Statement, as of the date hereof, does not contain and, as amended or supplemented, if applicable, will not, at the time of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (C) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects as to form with the Securities Act; (D) the conditions to the use of Form S-3 in connection with the offering and sale of the Securities as contemplated hereby have been satisfied; (E) the offering and sale of the Securities as contemplated hereby complies with the requirements of Rule 415 under the Securities Act (including without limitation Rule 415(a)(5)); (F) at no time during the period that began on February 9, 2015 and ended immediately prior to the execution of this Agreement did the Base Prospectus or any Preliminary Prospectus contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (G) the Time of Sale Disclosure Package does not, and at the Time of Sale and at the Closing Date, the Time of Sale Disclosure

Exhibit 1.1

Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (H) the Prospectus, as of the date it is filed with the Commission pursuant to Rule 424 and at the Closing Date, will comply in all material respects as to form with the Securities Act (including without limitation Section 10(a) of the Securities Act) and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 2(a)(iii) do not apply to statements or omissions in the Registration Statement, the Time of Sale Disclosure Package, any Preliminary Prospectus, any road show or the Prospectus or any amendments or supplements thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein as set forth in Section 7(f). As used in this paragraph and elsewhere in this Agreement the term “Time of Sale Disclosure Package” means the Base Prospectus, the Prospectus most recently filed with the Commission before the time of this Agreement, including any Preliminary Prospectus deemed to be a part thereof, and the description of the transaction provided by the Underwriters included on Schedule I.
(iv)Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Securities, in each case other than the Time of Sale Disclosure Package.
(v)The Company was, at the time the Registration Statement was initially filed and when it became effective, and is, eligible to use Form S-3 to register the offering of the Securities contemplated hereby. The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rule 164 under the Securities Act with respect to the offering of the Securities contemplated by the Registration Statement. The applicable conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied.
(vi)Shares of Common Stock are (and upon the Closing Date, the Securities will be) registered pursuant to Section 12(b) of the Exchange Act and listed for quotation and admitted for trading on the NASDAQ Capital Market (“NASDAQ”). The Company has not received any notice from NASDAQ regarding the delisting of such shares from NASDAQ (except for such notices as have been fully resolved), nor has the Company received any written notification that NASDAQ is contemplating terminating such listing. No notice of issuance of the Securities is required to be submitted to NASDAQ. To the Company’s knowledge, there are no affiliations or associations between (A) any member of the Financial Industry Regulatory Authority (“FINRA”) and (B) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Disclosure Package and the Prospectus.
(vii)The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(viii)The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly, in all material respects, the financial position of the Company as of the dates indicated and the consolidated results of operations, cash flows and changes

Exhibit 1.1

in stockholders’ equity of the Company for the periods specified and have been prepared as to form in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods presented; all pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, if any, comply as to form with the requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial data contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus that are not included or incorporated by reference as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Time of Sale Disclosure Package and the Prospectus or in documents incorporated therein by reference, other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; and all disclosures contained or incorporated by reference in the Time of Sale Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. BDO USA, LLP, which has expressed its opinion with respect to the consolidated financial statements and schedules of the Company, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations thereunder.
(ix)All statistical or market-related data included or incorporated by reference in the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required and except to the extent that failure to obtain such consent would not reasonably be expected to have a Material Adverse Effect (as defined in Section 3(a)(i) below). Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.
(b)Any certificate signed by any officer of the Company and delivered to the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.Representations and Warranties Regarding the Company.

(a)The Company represents and warrants to, and agrees with, each of the Underwriters, except as set forth in the Time of Sale Disclosure Package, as follows:
(i)The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Disclosure

Exhibit 1.1

Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (A) have a material adverse effect on the assets, business, condition (financial or otherwise), results of operation or prospects of Company, (B) prevent or materially interfere with consummation of the transactions contemplated hereby, or (C) result in the delisting of shares of Common Stock from NASDAQ (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (A), (B) or (C) being herein referred to as a “Material Adverse Effect”).
(ii)This Agreement has been duly authorized, executed and delivered by the Company.
(iii)The authorized and outstanding capitalization of the Company is as set forth in the Time of Sale Disclosure Package and will be as set forth in the Prospectus, subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Time of Sale Disclosure Package and the Prospectus, as the case may be, and the grant of stock options and restricted stock units and the issuance of shares of Common Stock upon the exercise of stock options and the vesting of restricted stock units under existing equity incentive plans described in the Time of Sale Disclosure Package and the Prospectus, in each case as of the date specified therein. The authorized capital stock of the Company conforms and will conform as to legal matters to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus.
(iv)The shares of Common Stock outstanding prior to the issuance of the Securities to be sold by the Company have been duly authorized, are validly issued, fully paid and nonassessable, have been issued in material compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights. All prior offers and sales of securities by the Company were made in compliance in all material respects with the Securities Act and all other applicable laws and regulations.
(v)The Securities to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Securities will not be subject to any preemptive or similar rights.
(vi)Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement will conflict with, contravene, result in a material breach or violation of, or imposition of any lien, charge or encumbrance upon any material assets of the Company pursuant to, or constitute a material default under (A) any applicable statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or any subsidiary; (B) the articles of incorporation or bylaws of the Company; or (C) any contract, agreement, obligation, covenant or instrument required to be filed by the Company with the Commission pursuant to Item 601(b)(10) of Regulation S-K.
(vii)No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), or approval of the Company’s stockholders, is required in connection with the issuance and sale of the Securities or the consummation of the transactions contemplated hereby, other than (A) registration of the Securities under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance Rule 462(b) under the Securities Act), (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters, (C) under the

Exhibit 1.1

FINRA Conduct Rules.
(viii)There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its directors or officers is or would be a party or of which any of its material properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ) other than (A) any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (B) any such action, suit, claim, investigation or proceeding that is, or is required to be, described in the Time of Sale Disclosure Package or the Prospectus and is not accurately described in the Time of Sale Disclosure Package and the Prospectus.
(ix)The Company (A) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to have a Material Adverse Effect. The Company is not liable for any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to have a Material Adverse Effect.
(x)Except as disclosed in the Company’s reports (including the exhibits thereto) filed with the Commission, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement that have not been satisfied or effectively waived with respect to the issuance of the Securities.
(xi)Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (A) there has not occurred any Material Adverse Effect; and (B) the Company has not purchased any of its outstanding capital stock (except in connection with the payment of the exercise price of, or withholding taxes for, awards under the Company’s equity incentive plans), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends and (D) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in any of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, respectively.
(xii)The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it that is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property held under lease by the Company is held by it under a valid, subsisting and enforceable lease with such exceptions as are not material and do not interfere with the use made and

Exhibit 1.1

proposed to be made of such property and buildings by the Company, in each case except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(xiii)The Company owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses as currently conducted (collectively, the “Intellectual Property”), and (A) there are no third parties who have or, to the Company’s knowledge, will be able to establish material ownership rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, the Time of Sale Disclosure Package and the Prospectus disclose is licensed to the Company; (B) to the knowledge of the Company, there is no infringement by third parties of any Intellectual Property, which infringement is required to be disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus and is not so disclosed; (C) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; (E) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others; and (F) the Company has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect, except as such failure to comply or be in full force and effect would not reasonably be expected to result in a Material Adverse Effect.
(xiv)No material labor dispute with the employees of the Company exists, except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect. The Company is not in violation of any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations as would not reasonably be expected to have a Material Adverse Effect.
(xv)The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; since January 1, 2014, the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.
(xvi)The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
(xvii)The Company maintains “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) in compliance with the requirements of the

Exhibit 1.1

Exchange Act. The Company’s internal control over financial reporting has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and is effective in performing the functions for which it was established. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(xviii)The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company, and such disclosure controls and procedures are effective in performing the functions for which they were established; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission (the “Sarbanes-Oxley Act”), and the statements made in each such certification are accurate; the Company and its directors and officers are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.
(xix)The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Disclosure Package or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement.
(xx)All material tax returns required to be filed by the Company have been timely filed, and all material taxes, including any interest, additions to tax or penalties applicable thereto due or claimed to be due from the Company have been paid, other than those being contested in good faith and for which adequate reserves have been provided.
(xxi)Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company has instituted and maintains policies and procedures designed to ensure continued compliance therewith, including without limitation a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(xxii)The Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than (A) shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to

Exhibit 1.1

outstanding options, rights, warrants or restricted stock units and (B) as described or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.
(xxiii)Neither the Company nor any of its directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities.
(xxiv)The Company (a) is organized under the laws of Delaware and has its principal business operations in the United States; (b) has a class of securities registered pursuant to Section 12(b) of the Exchange Act; (c) (i) has been subject to the reporting requirements of Section 12 of the Exchange Act and has filed all the material required to be filed pursuant to Section 13, 14 or 15(d) for a period of at least 12 calendar months immediately prior to the filing of its most recent Annual Report on Form 10-K, and (ii) has filed in a timely manner all reports required to be filed during the 12 calendar months and any portion of a month immediately preceding the filing of its most recent Annual Report on Form 10-K (without reliance on Rule 12b-25 under the Exchange Act); and (d) has not, since the end of the last fiscal year for which certified financial statements of the Company were included in a report filed pursuant to Section 13(a) or 15(d) of the Exchange Act: (i) failed to pay any dividend or sinking fund installment on preferred stock, or (ii) defaulted: (A) on any installment or installments on indebtedness for borrowed money, or (B) on any rental on one or more long term leases, which defaults in the aggregate are material to the financial position of the Company.
(b)Any certificate signed by any officer of the Company and delivered to the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.
4.Purchase, Sale and Delivery of Securities.
(a)On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the Underwriters and each of the Underwriters agrees, severally and not jointly, to purchase the Firm Shares as indicated next to the name of each Underwriter on Schedule I hereto. The purchase price for each Firm Share shall be $1.927 per share (the “Purchase Price”), reflecting the Fee to the Underwriters pursuant to Section 4(d) below.
(b)[reserved]
(c)The Firm Shares will be delivered by the Company to the Underwriters against payment of the Purchase Price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Ladenburg Thalmann & Co. Inc., 4400 Biscayne Boulevard, 14th Floor, Miami, FL 33137, or such other location as may be mutually acceptable, at 10:00 a.m. Eastern Time, on the third (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act. The time and date of delivery of the Firm Shares is referred to herein as the “Closing Date.” On the Closing Date, the Company shall deliver the Firm Shares, which shall be registered in the name or names and shall be in such denominations as the Underwriters may request at least one (1) business day before the Closing Date, to the Underwriters, which delivery shall be made through the facilities of the Depository Trust Company’s DWAC system.
(d)Each of the Underwriters shall be entitled to a commission equal to 6.0% of the gross proceeds of the public offering price of the Securities (the “Fee”) with respect to the Securities purchased by each of them; provided, however, that no Fee shall be payable by the Company with respect to any Securities purchased by Excluded Investors. For purposes hereof, "Excluded Investors" means Robert F.X. Sillerman and any affiliates of Robert F.X. Sillerman (including without limitation Sillerman Investment Company LLC, Sillerman Investment Company II LLC, Sillerman Investment Company III LLC and SFX Entertainment Inc.).

Exhibit 1.1

(e)If, within six months of the earlier of termination or expiration of this Agreement or the closing of the sale of the Securities, any securities, other than Excluded Securities, are sold for new cash proceeds by the Company to any investors contacted by the Underwriters in connection with this Agreement other than Excluded Investors, then the Company shall pay to the Representative, at the time of each such sale, the Fee with respect to any such sale (based on the gross sale price to such investors). At or prior to the closing of the sale of the Securities, the Representative shall provide the Company with a list of investors contacted by the Underwriters in connection with this Agreement. No fees will be payable with respect to the exercise or conversion of any warrants, options or convertible securities issued by the Company prior to the date of this Agreement, nor with respect to any securities issued in connection with any mergers, acquisitions or other corporate transactions, nor with respect to employee stock options or any other securities issued under the Company’s employee benefit or incentive plans (any securities issued described in this sentence being the "Excluded Securities").

5.Covenants.
(a)The Company covenants and agrees with the Representative as follows:
(i)To prepare the Prospectus in a form reasonably approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.
(ii)During the period beginning on the date hereof and ending on the date that the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.
(iii)From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package or the Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from NASDAQ, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).
(iv)During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Prospectus. If during such period any event occurs as the result of which the

Exhibit 1.1

Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or its counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act, the Company will promptly notify the Representative and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) so as to correct such statement or omission or effect such compliance.
(v)The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.
(vi)The Company will furnish to the Underwriters and counsel for the Representative copies of the Registration Statement, each Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.
(vii)The Company will make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.
(viii)The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, the Time of Sale Disclosure Package, the Prospectus and any amendment thereof or supplement thereto, (C) the fees and expenses of any transfer agent or registrar, (D) listing fees, if any, and (E) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. In addition to the foregoing, the Company will reimburse the Representative for its reasonable out-of-pocket expenses, including its legal fees and disbursements, in each case incurred in connection with the purchase and sale of the Securities contemplated hereby up to an aggregate of $25,000. If this Agreement is terminated by the Representative in accordance with the provisions of Section 6 or Section 9, the Company will reimburse the Representative for all out-of-pocket disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) fees and disbursements incurred by the Representative in connection with its investigation, preparing to market and marketing the Securities or in contemplation of performing its obligations hereunder, up to an aggregate of $15,000.
(ix)The Company intends to apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Final Prospectus.

Exhibit 1.1

(x)The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(xi)The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each of the Underwriters represents and agrees, severally and not jointly, that it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as a “free writing prospectus,” as defined in Rule 405, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.
(xii)[reserved]
(xiii)To engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.
(xiv)To use its best efforts to list the Securities on the NASDAQ Capital Market.
(xv)To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

6.Conditions of the Underwriters’ Obligations. The obligations of each of the Underwriters hereunder to purchase the Securities are subject to the accuracy, as of the date hereof, at the Closing Date (as if made on the Closing Date), of and compliance in all material respects with all representations, warranties and agreements of the Company contained herein, the performance by the Company in all material respects of its obligations hereunder and the following additional conditions:
(a)If filing of the Prospectus, or any amendment or supplement thereto is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such amendment or supplement thereto with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened in writing; any request of the Commission or any reasonable request by the Representative for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus) shall have been complied with to the Representative’s reasonable satisfaction.
(b)The Securities shall be qualified for listing on the NASDAQ Capital Market.
(c)FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.
(d)The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the opinion of Graubard Miller, counsel for the Representative, is material, or omits to state a fact

Exhibit 1.1

which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.
(e)On the Closing Date, there shall have been furnished to the Underwriters the opinion and negative assurance letter of Greenberg Traurig, LLP, outside corporate counsel for the Company dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Schedule III.
(f)On the Closing Date, there shall have been furnished to the Underwriters a certificate, dated the Closing Date, and addressed to the Underwriters, signed by the chief executive officer and the chief financial officer of the Company, solely in their respective capacities as officers of the Company, and not individually, to the effect that:
(i)The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
(ii)No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Securities for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus, has been issued, and no proceeding for that purpose has been instituted; and
(g)There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date.
(h)[reserved]
(i)The Company shall have furnished to the Underwriters and its counsel such additional documents, certificates and evidence as the Representative or its counsel may have reasonably requested.
If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party, except that Section 5(a)(viii), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.
7.Indemnification and Contribution.
(a)The Company agrees to indemnify, defend and hold harmless each of the Underwriters, and their respective affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), in any other materials used in connection

Exhibit 1.1

with the offering of the Securities or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) an untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iv) in whole or in part, any material breach in the representations and warranties of the Company contained herein, or (v) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse such Underwriter for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f).
(b)Each of the Underwriters will, severally and not jointly, indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action.
(c)Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict

Exhibit 1.1

exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.
The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and applicable Underwriter on the other from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and such Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the applicable Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the applicable Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount of such Underwriter’s commissions referenced in Section 4(a) actually received by the Underwriter pursuant to this

Exhibit 1.1

Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e)The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the Underwriters may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.
(f)For purposes of this Agreement, the Representative, on behalf of each of the Underwriters, confirms, and the Company acknowledges, that there is no information concerning any Underwriter furnished in writing to the Company by any Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus other than the statements set forth on the cover page of the Prospectus and in the “Underwriting” section of the Prospectus and Time of Sale Disclosure Package, and only insofar as such statements relate to the amount of selling concession and re-allowance and related activities that may be undertaken by the Underwriters.

8.Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriters and the Company contained in Section 5(a)(viii) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

9.Termination of this Agreement.
(a)The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if in the discretion of the Representative, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities, (ii) trading in the Company’s Common Stock shall have been suspended by the Commission, the NASDAQ Capital Market or trading in securities generally on the NASDAQ Global Market, New York Stock Exchange or NYSE MKT shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Global Market, New York Stock Exchange, or NYSE MKT, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or New York or Florida state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis or (vi) there shall have occurred a Material Adverse Effect. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(viii) and Section 7 hereof shall at all times be effective and shall survive such termination.

Exhibit 1.1

(b)If the Representative elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Representative by telephone, confirmed by letter.

10.Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Representative, shall be mailed, delivered or telecopied to Ladenburg Thalmann & Co. Inc., 4400 Biscayne Boulevard, 14th Floor, Miami, Florida 33137, telecopy number: (305) 572-4220, Attention: Managing Director; and if to the Company, shall be mailed, delivered or telecopied to it at Viggle, Inc., 902 Broadway, 11th Floor, New York, New York 10010, telecopy number: (646) 413-7393, Attention: CEO; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and, to the extent set forth in Section 7, the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm, corporation or other legal entity any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and permitted assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Underwriters.

12.Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Underwriters has advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that each of the Underwriters is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company.

13.Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

14.Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

15.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Exhibit 1.1

16.Submission to Jurisdiction. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE AND THE PROSPECTUS.

17.Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Facsimile or other electronically scanned and transmitted signatures (including by email attachment) shall be deemed originals for all purposes of this Agreement.

[Signature page follows]

Exhibit 1.1

[Signature page to Underwriting Agreement]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriter in accordance with its terms.
Very truly yours,
VIGGLE, INC.
By:    /s/ Tom McLean
Name:    Tom McLean
Title:    General Counsel

Confirmed as of the date first above-
mentioned by the Underwriters.
LADENBURG THALMANN & CO. INC.,
By:    /s/ Nicholas Stergis
Name:    Nicholas Stergis
Title:    Managing Director

[Signature page to Underwriting Agreement]

Exhibit 1.1

SCHEDULE I
Final Term Sheet

Issuer:	Viggle, Inc. (the “Company”)
Symbol:	VGGL
Security:	2,048,780 shares of common stock, par value $0.01 per share
Public offering price:	$2.05 per share
Underwriting discounts and commissions:	$0.123 per share (6% of the Public offering price)
Net proceeds:	$3,878,000 (after deducting the underwriter’s discounts and commissions and estimated offering expenses payable by the Company)
Trade date:	June 29, 2015
Settlement date:	June 29, 2015
Underwriters:	Ladenburg Thalmann & Co. Inc. - 1,639,024 shares H.C. Wainwright & Co. - 204,878 shares
Chardan Capital Markets LLC - 204,878 shares

Exhibit 1.1

SCHEDULE II
Free Writing Prospectus

None.

Exhibit 1.1

SCHEDULE III

Company Opinions

[provided under separate cover]